[GenCorp LOGO]

News Release

For Immediate Release

                   GenCorp Reports 2007 Second Quarter Results


SACRAMENTO, Calif. - June 27, 2007 - GenCorp Inc. (NYSE: GY) today reported results for the second quarter ended May 31, 2007.

Sales from continuing operations for the second quarter 2007 totaled $192.3 million, 15% above the $167.2 million for the second quarter 2006. Sales for the first half of 2007 were $343.1 million compared to $295.5 million for the first half of 2006, an increase of 16%. Sales increases in 2007 reflect growth in the Company's Aerospace and Defense business.

Net income for the second quarter 2007 was $12.5 million, or $0.20 diluted earnings per share, compared to a net loss of $7.3 million, or $0.13 loss per share, for the second quarter 2006. The Company's improved results were driven by (i) improved Aerospace and Defense operating performance; (ii) lower expenses in 2007 related to legal matters; and (iii) lower corporate costs.

"We are pleased with the second quarter operating results of our Aerospace and Defense segment as revenue growth, margin, and cash flow performance continue on a favorable trend," said Terry Hall, president and chief executive officer. "Our Real Estate segment continues to move forward towards entitling 6,400 acres of our Sacramento land," concluded Mr. Hall.

Operations Review

Aerospace and Defense Segment

Second quarter 2007 sales increased 15% to $190.7 million compared to $165.5 million in the second quarter 2006. Sales for the first half of 2007 were $339.8 million compared to $292.3 million for the first half of 2006. The increase in sales is primarily attributable to higher sales on numerous space and defense programs including Standard Missile, Orion, and Titan.

Segment performance improved to $19.3 million for the second quarter 2007 compared to a loss of $0.4 million for the second quarter 2006. Excluding the effect of environmental remediation provision adjustments, impact of retirement benefit plan expense, and unusual items, segment performance was $29.4 million in the second quarter 2007 compared to $17.2 million for the second quarter 2006. Segment performance was $26.5 million for the first half of 2007 compared to a loss of $1.0 million for the first half of 2006. Excluding the effect of environmental remediation provision adjustments, impact of retirement benefit plan expense, and unusual items, segment performance was $43.7 million for the first half of 2007 compared to $25.5 million for the first half of 2006. Factors contributing to the improved 2007 segment performance include: (i) higher sales volume; (ii) higher margin on the Titan program reflecting the Company's favorable performance on close-out activities; and (iii) lower retirement benefit plan expense. Segment performance, which is a non-GAAP financial measure, is defined in the Operating Segment Information table included in this release.

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Aerojet strengthened its portfolio of space and defense programs with backlog additions and continuing successes on development programs, including flight tests of the Terminal High Altitude Area Defense missile defense system. As of May 31, 2007, contract backlog increased to $973 million from $882 million as of February 28, 2007. Funded backlog, which includes only those contracts for which money has been directly authorized by the U.S. Congress, or for which a firm purchase order has been received from a commercial customer, was $713 million at May 31, 2007 compared to $632 million as of February 28, 2007. Contract and funded backlog growth reflects increases in the Orion program and other defense programs.

Additional highlights were:

      o Successful design reviews on NASA's Orion Command and Service Module propulsion systems.

      o Award of a cost plus fixed fee contract, with a potential value of $8 million, to develop a monopropellant engine for use on NASA's Ares 1 launch vehicle. Ares 1 is designated to replace NASA's current space Shuttle.

      o Agreement with United Launch Alliance (Lockheed Martin and Boeing Joint Venture) for additional Atlas V solid rocket booster production. The combined 2008-2009 option is valued at approximately $111 million and the 2010 option is valued at approximately $58 million.

Real Estate Segment

Sales for the first half of 2007 and 2006 consist of rental property operations. Segment performance was $1.4 million and $1.6 million in the first half of 2007 and 2006, respectively.

The Company continues to process entitlement applications with the City of Rancho Cordova (Rancho Cordova) on the Rio Del Oro (2,716 acres) and Westborough (1,654 acres) projects; the County of Sacramento (County) on the Glenborough and Easton Place projects (1,385 acres); and the City of Folsom (Folsom) with regard to the Hillsborough project, previously referred to as the Folsom Sphere of Influence (625 acres).

The current project status for each of the pending applications is summarized below:

      o Rancho Cordova expects a final draft Environmental Impact Review / Environmental Impact Statement (EIR/EIS) on the Rio Del Oro project to be ready for formal hearings later this summer, in anticipation of entitlement before year end.

      o The County continues working on the draft EIR for the Glenborough and Easton Place projects. The County anticipates completion of the administrative draft of the EIR by the end of 2007.

      o Rancho Cordova plans to issue the Notice of Preparation for the Westborough EIR in the summer. The technical studies required by the environmental review have started and are moving forward. Rancho Cordova anticipates an administrative draft EIR in late 2008.

      o Folsom has issued its draft plan for the development of approximately 3,500 acres within its sphere of influence where the Company's 625 acre Hillsborough project is located. This is an important first step for the Hillsborough entitlement process.


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

Additional Information

Retirement benefit plan expense, which is mostly non-cash, decreased to $5.3 million in the second quarter 2007 from $10.8 million in the second quarter 2006. Retirement benefit plan expense decreased to $10.6 million in the first half of 2007 from $21.8 million in the first half of 2006. The decrease is primarily related to an increase in the discount rate used to determine benefit obligations and a reduction in the impact of amortizing prior years' actuarial losses.

Corporate and other expenses decreased to $5.3 million for the second quarter 2007 from $6.8 million for the second quarter 2006 and to $9.6 million in the first half of 2007 from $12.6 million in the first half of 2006. The decrease is primarily related to higher costs associated with the Company's annual meeting and election of the board of directors in 2006.

Total debt decreased to $444.7 million at May 31, 2007 from $464.8 million at February 28, 2007. The cash balance, including restricted cash, at May 31, 2007 decreased to $82.9 million compared to $93.9 million at February 28, 2007. The Company used $19.8 million of restricted cash during the second quarter 2007 to repay its 5 3/4% Notes. Total debt less cash decreased from $370.9 million at February 28, 2007 to $361.8 million as of May 31, 2007. The $9.1 million decrease in total debt less cash is the result of improved operating performance and net working capital from the Aerospace and Defense segment. As of May 31, 2007, the Company had $72.4 million in outstanding letters of credit issued under the $80.0 million letter of credit subfacility and the Company's $80.0 million revolving credit facility was unused.

In June 2007, the Company entered into an amended and restated $280.0 million credit facility that replaced the senior credit facility that was in place as of May 31, 2007. The amended credit facility consists of an $80.0 million revolver, a $75.0 million term loan facility, and a letter of credit facility of $125.0 million. The amended credit facility extended the maturity of the existing facility and will provide the Company with more flexibility to manage its operations and real estate assets.

Forward-Looking Statements

This release may contain certain "forward-looking statements" within the meaning of the United States Private Securities Litigation Reform Act of 1995. Such statements in this release and in subsequent discussions with the Company's management are based on management's current expectations and are subject to risks, uncertainty and changes in circumstances, which may cause actual results, performance or achievements to differ materially from anticipated results, performance or achievements. All statements contained herein and in subsequent discussions with the Company's management that are not clearly historical in nature are forward-looking and the words "anticipate," "believe," "expect," "estimate," "plan," and similar expressions are generally intended to identify forward-looking statements. A variety of factors could cause actual results or outcomes to differ materially from those expected and expressed in the Company's forward-looking statements. Some important risk factors that could cause actual results or outcomes to differ from those expressed in the forward-looking statements include, but are not limited to, the following:

      o cancellation or material modification of one or more significant contracts;

      o     future reductions or changes in U.S. government spending;

      o failure to comply with regulations applicable to contracts with the U.S. government;

      o significant competition and the Company's inability to adapt to rapid technological changes;

      o product failures, schedule delays or other problems with existing or new products and systems or cost-overruns on the Company's fixed-price contracts;

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      o     the possibility that environmental and other government regulations that impact the Company become more stringent or subject the Company to material liability in excess of its established reserves;

      o requirements to provide guarantees and/or letters of credit to financially assure the Company's environmental obligations;

      o environmental claims related to the Company's current and former businesses and operations;

      o the release or explosion of dangerous materials used in the Company's businesses;

      o     reduction in airbag propellant sales volume;

      o disruptions in the supply of key raw materials and difficulties in the supplier qualification process, as well as raw materials price increases;

      o changes in economic and other conditions in the Sacramento metropolitan area, California real estate market or changes in interest rates affecting real estate values in that market;

      o the Company's limited experience in real estate activities and the ability to execute its real estate business plan, including the Company's ability to obtain or caused to be obtained, the necessary final governmental zoning, land use and environmental approvals and building permits;

      o the Company's property being subject to federal, state and local regulations and restrictions that may impose significant limitations on the Company's plans, with much of the Company's property being raw land located in areas that include the natural habitats of various endangered or protected wildlife species;

      o the cost of servicing the Company's debt and compliance with financial and other covenants;

      o     the results of significant litigation;

      o     costs and time commitment related to acquisition activities;

      o     additional costs related to the Company's recent divestitures;

      o a strike or other work stoppage or the Company's inability to renew collective bargaining agreements on favorable terms;

      o fluctuations in sales levels causing the Company's quarterly operating results to fluctuate;

      o effects of changes in discount rates and returns on plan assets of defined benefit pension plans that may require the Company to increase its shareholders' deficit;

      o the loss of key employees and shortage of available skilled employees to achieve anticipated growth;

      o     failure to maintain effective internal controls in accordance with
            Section 404 of the Sarbanes-Oxley Act; and

      o those risks detailed from time to time in the Company's reports filed with the SEC.

About GenCorp

GenCorp is a leading technology-based manufacturer of aerospace and defense products and systems with a real estate segment that includes activities related to the entitlement, sale, and leasing of the Company's excess real estate assets. Additional information about the Company can be obtained by visiting the Company's web site at http://www.GenCorp.com.

Contact information:
Investors: Yasmin Seyal, senior vice president and chief financial officer
916.351.8585 Media: Linda Cutler, vice president, corporate communications 916.351.8650


                               (Tables to follow)


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Condensed Consolidated Statements of Operations
GenCorp Inc.


                                                                               Three Months Ended              Six Months Ended
------------------------------------------------------------------------------------------------------------------------------------
                                                                            May 31,         May 31,         May 31,        May 31,
(Dollars in millions, except per-share amounts)                               2007           2006            2007            2006
                                                                                  (Unaudited)                    (Unaudited)
------------------------------------------------------------------------------------------------------------------------------------
Net Sales                                                                    $ 192.3        $ 167.2        $ 343.1        $ 295.5

Costs and Expenses
  Cost of products sold                                                        163.3          151.4          298.3          272.7
  Selling, general and administrative                                            3.7            7.8            6.7           15.8
  Depreciation and amortization                                                  6.9            6.6           13.4           13.1
  Interest expense                                                               7.0            6.4           14.2           12.7
  Interest income                                                               (1.3)          (0.5)          (2.5)          (1.0)
  Other expense (income), net                                                    0.5            1.4            2.5            1.8
  Unusual items
        Unrecoverable portion of settlements and
           reserves for legal matters                                            2.6            8.5            2.6            8.5
------------------------------------------------------------------------------------------------------------------------------------
Income (loss) from continuing operations before income taxes and
cumulative effect of a change in accounting principle                            9.6          (14.4)           7.9          (28.1)
  Income tax benefit                                                            (3.6)          (4.0)          (3.2)          (3.4)
------------------------------------------------------------------------------------------------------------------------------------
  Income (loss) from continuing operations before cumulative effect of
  a change in accounting principle                                              13.2          (10.4)          11.1          (24.7)
  Income (loss) from discontinued operations, net of income taxes               (0.7)           3.1           29.9            2.1
------------------------------------------------------------------------------------------------------------------------------------
  Income (loss) before the cumulative effect of a change in                     12.5           (7.3)          41.0          (22.6)
  accounting principle
  Cumulative effect of a change in accounting principle,
  net of income taxes                                                             --             --             --           (0.7)
------------------------------------------------------------------------------------------------------------------------------------
Net Income (Loss)                                                            $  12.5        $  (7.3)       $  41.0        $ (23.3)
====================================================================================================================================
Income (Loss) Per Share of Common Stock
Basic:
  Income (loss) per share from continuing operations before cumulative
   effect of a change in accounting principle                                $  0.23        $ (0.19)       $  0.20        $ (0.45)
  Income (loss) per share from discontinued operations, net of
   income taxes                                                                (0.01)          0.06           0.53           0.04
  Loss per share from cumulative effect of a change in accounting
   principle, net of income taxes                                                 --             --             --          (0.01)
------------------------------------------------------------------------------------------------------------------------------------
  Net income (loss) per share                                                $  0.22        $ (0.13)       $  0.73        $ (0.42)
====================================================================================================================================
Diluted:
  Income (loss) per share from continuing operations before cumulative
   effect of a change in accounting principle                                $  0.21        $ (0.19)       $  0.20        $ (0.45)
  Income (loss) per share from discontinued operations, net of income
   taxes                                                                       (0.01)          0.06           0.53           0.04
  Loss per share from cumulative effect of a change in accounting
   principle, net of income taxes                                                 --             --             --          (0.01)
------------------------------------------------------------------------------------------------------------------------------------
  Net income (loss) per share                                                $  0.20        $ (0.13)       $  0.73        $ (0.42)
====================================================================================================================================
  Weighted average shares of common stock outstanding                           56.1           55.4           56.0           55.2
  Weighted average shares of common stock outstanding, assuming
   dilution                                                                     71.8           55.4           56.3           55.2

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Operating Segment Information
GenCorp Inc.

                                                                                    Three Months Ended          Six Months Ended
------------------------------------------------------------------------------------------------------------------------------------
                                                                                   May 31,      May 31,       May 31,       May 31,
(Dollars in millions)                                                               2007         2006          2007           2006
                                                                                      (Unaudited)                    (Unaudited)
------------------------------------------------------------------------------------------------------------------------------------
Net Sales:
  Aerospace and Defense                                                            $190.7        $165.5        $339.8        $292.3
  Real Estate                                                                         1.6           1.7           3.3           3.2
------------------------------------------------------------------------------------------------------------------------------------
      Total Net Sales                                                              $192.3        $167.2        $343.1        $295.5
====================================================================================================================================

Segment Performance:
Aerospace and Defense
  Segment performance before retirement benefit plan expense
  and unusual items                                                                $ 29.4        $ 17.2        $ 43.7        $ 25.5
  Environmental remediation provision adjustments                                    (1.5)         (0.4)         (2.7)         (0.6)
  Retirement benefit plan expense                                                    (6.0)         (8.7)        (11.9)        (17.4)
  Unusual Items - Unrecoverable portion of settlements and reserves for
  legal matters                                                                      (2.6)         (8.5)         (2.6)         (8.5)
------------------------------------------------------------------------------------------------------------------------------------
  Aerospace and Defense                                                              19.3          (0.4)         26.5          (1.0)
  Real Estate                                                                         0.6           0.8           1.4           1.6
------------------------------------------------------------------------------------------------------------------------------------
      Total Segment Performance                                                    $ 19.9        $  0.4        $ 27.9        $  0.6
====================================================================================================================================

                                                                                   Three Months Ended           Six Months Ended
------------------------------------------------------------------------------------------------------------------------------------
                                                                                  May 31,        May 31,      May 31,       May 31,
(Dollars in millions)                                                               2007           2006         2007          2006
                                                                                        (Unaudited)                (Unaudited)
------------------------------------------------------------------------------------------------------------------------------------
Reconciliation of segment performance to income (loss) from continuing operations before income taxes and cumulative effect of a change in accounting principle:
Segment Performance                                                                $ 19.9        $  0.4        $ 27.9        $  0.6
  Interest expense                                                                   (7.0)         (6.4)        (14.2)        (12.7)
  Interest income                                                                     1.3           0.5           2.5           1.0
  Corporate and other expenses                                                       (5.3)         (6.8)         (9.6)        (12.6)
  Corporate and other retirement benefit plan income (expense)                        0.7          (2.1)          1.3          (4.4)
------------------------------------------------------------------------------------------------------------------------------------
Income (loss) from continuing operations before income taxes and
cumulative effect of a change in accounting principle                              $  9.6        $(14.4)       $  7.9        $(28.1)
====================================================================================================================================


      The Company evaluates its operating segments based on several factors, of which the primary financial measure is segment performance. Segment performance represents net sales from continuing operations less applicable costs, expenses, and provisions for restructuring and unusual items relating to operations. Segment performance excludes corporate income and expenses, commercial legacy income and expenses, provisions for unusual items not related to the operations, interest expense, interest income, cumulative effect of changes in accounting principles, and income taxes. The Company believes that segment performance provides information useful to investors in understanding its underlying operational performance. Specifically, the Company believes the exclusion of the items listed above permits an evaluation and a comparison of results for ongoing business operations, and it is on this basis that management internally assesses the financial performance of its segments.

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Condensed Consolidated Balance Sheets
GenCorp Inc.

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                       May 31,         November 30,
(Dollars in millions)                                                                                    2007              2006
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                     (Unaudited)
Current Assets
Cash and cash equivalents                                                                        $   82.9                  $   61.2
Restricted cash                                                                                        --                      19.8
Accounts receivable                                                                                  86.1                      71.1
Inventories                                                                                          71.0                      69.5
Recoverable from U.S. government and other third parties for
  environmental remediation costs and other                                                          38.3                      37.6
Prepaid expenses and other                                                                           13.5                      23.5
Assets of discontinued operations                                                                     0.1                       0.5
------------------------------------------------------------------------------------------------------------------------------------
Total Current Assets                                                                                291.9                     283.2

Noncurrent Assets

Property, plant and equipment, net                                                                  134.3                     136.8
Recoverable from U.S. government and other third parties for
  environmental remediation costs and other                                                         179.7                     177.0
Prepaid pension asset                                                                               176.8                     187.3
Goodwill                                                                                            101.3                     101.3
Intangible assets                                                                                    23.8                      24.6
Other noncurrent assets, net                                                                        125.4                     111.2
------------------------------------------------------------------------------------------------------------------------------------

Total Noncurrent Assets                                                                             741.3                     738.2
------------------------------------------------------------------------------------------------------------------------------------

Total Assets                                                                                     $1,033.2                  $1,021.4
====================================================================================================================================

Liabilities and Shareholders' Deficit
Short-term borrowings and current portion of long-term debt                                      $    2.3                  $   21.3
Accounts payable                                                                                     22.1                      32.6
Reserves for environmental remediation costs                                                         58.0                      55.6
Income taxes payable                                                                                  8.7                      12.2
Postretirement medical and life benefits                                                              9.7                       9.7
Advanced payments on contracts                                                                       58.1                      57.1
Other current liabilities                                                                            79.9                      88.9
Liabilities of discontinued operations                                                                1.2                       1.8
------------------------------------------------------------------------------------------------------------------------------------
Total Current Liabilities                                                                           240.0                     279.2

Noncurrent Liabilities
Convertible subordinated notes                                                                      271.4                     271.4
Senior subordinated notes                                                                            97.5                      97.5
Other long-term debt                                                                                 73.5                      72.2
Reserves for environmental remediation costs                                                        211.0                     210.4
Postretirement medical and life benefits                                                            122.4                     127.1
Other noncurrent liabilities                                                                         67.1                      59.6
------------------------------------------------------------------------------------------------------------------------------------

Total Noncurrent Liabilities                                                                        842.9                     838.2
------------------------------------------------------------------------------------------------------------------------------------

Total Liabilities                                                                                 1,082.9                   1,117.4
Total Shareholders' Deficit                                                                         (49.7)                    (96.0)
------------------------------------------------------------------------------------------------------------------------------------

Total Liabilities and Shareholders' Deficit                                                      $1,033.2                  $1,021.4
====================================================================================================================================

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